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                      Atlas Pearlman Trop & Borkson, P.A.
                                Attorneys at Law


                                                                  July 29, 1997

Audio Book Club, Inc.
2295 Corporate Boulevard, N.W.
Suite 222
Boca Raton, Florida 33431

         Re:      Audio Book Club, Inc. (the "Company")
                  Registration Statement on Form SB-2 (File No. 333-30665)

Dear Sir/Madam:

         We refer to the Registration Statement (the "Registration Statement") filed by Audio Book Club, Inc., a Florida corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the sale of up to 2,700,000 shares of Common Stock, no par value per share, and 405,000 shares to cover the Underwriter's Over-Allotment Option (the "Shares"), as set forth in the above Registration Statement.

         In our capacity as counsel to the Company, we have examined the original or certified copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida.


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Audio Book Club, Inc.
July 29, 1997
Page 2



         2. The Shares offered for the account of the Company and the Selling Shareholder, as set forth in the Registration Statement, have been duly and validly authorized and, when issued and sold as contemplated in the Registration Statement and the Underwriting Agreement referred to therein, the Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                      Very truly yours,

                                      /s/ ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                      -----------------------------------------
                                          ATLAS, PEARLMAN, TROP & BORKSON, P.A.